Exhibit 99.51

Village Farms International Reschedules Fourth Quarter and Year End 2017 Financial Results Conference Call to April 2, 2018 at 11:00 a.m. ET (8:00 a.m. PT)

VANCOUVER, March 19, 2018 /CNW/ – Village Farms International, Inc. (“Village Farms” or the “Company”) (TSX: VFF) (OTC: VFFIF) today announced it has reschedule its fourth quarter 2017 and year end financial results conference call to Monday, April 2, 2018 at 11:00 a.m. ET (8:00 a.m. PT). Participants can access the conference call by telephone by dialing (647) 427-7450 or (888) 231-8191, or via the Internet at http://bit.ly/2p3jsyq.

The Company expects to report its fourth quarter and year end 2017 financial results via news release at approximately 7:00 a.m. ET on Monday, April 2, 2018.

The change in scheduling was made to allow for more time to finalize the 2017 financial statements for the Company’s cannabis joint venture, Pure Sunfarms Corp.

Conference Call Archive Access Information

For those unable to participate in the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial (416) 849-0833 or (855) 859-2056 and enter the passcode 8267239 followed by the pound key. The telephone replay will be available until April 9, 2018 at midnight (ET). The conference call will also be archived on Village Farm’s web site at http://villagefarms.com/investor-relations/investor-calls.

About Village Farms International, Inc.

Village Farms International, Inc. is one of the largest and longest-operating vertically integrated greenhouse growers in North America and the only publicly traded greenhouse produce company in Canada. With more than 750 years of accumulated master grower experience coupled with advanced proprietary technology and environmentally sustainable growing practices, Village Farms is highly resource efficient. Village Farms produces and distributes fresh, premium-quality produce with consistency 365-days a year to national grocers in the U.S. and Canada from its large-scale Controlled Environment Agriculture (CEA) greenhouses in British Columbia and Texas, as well as from its partner greenhouses in BC, Ontario, and Mexico.

SOURCE Village Farms International, Inc.

View original content: http://www.newswire.ca/en/releases/archive/March2018/19/c6557.html

%SEDAR: 00029410E

For further information: Stephen C. Ruffini, Executive Vice President and Chief Financial Officer, Village Farms International, Inc., (407) 936- 1190, ext. 340; Lawrence Chamberlain, Investor Relations, (416) 519-4196, lawrence.chamberlain@loderockadvisors.com

CO: Village Farms International, Inc.

CNW 10:08e 19-MAR-18